UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 9, 2009

NETAPP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 2.05 Costs Associated with Exit or Disposal Activities
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-99.1

Item 2.02 Results of Operations and Financial Condition
     On February 11, 2009, NetApp, Inc. (the “Company”) issued a press release announcing its earnings for the third quarter of fiscal 2009. The press release is attached as an exhibit to this Current Report on Form 8-K, and the information set forth therein is hereby incorporated by reference into this Item 2.02.
     The information in this Item 2.02 and Exhibit 99.1 of Item 9.01 in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On February 11, 2009, the Company announced a restructuring of the Company’s worldwide operations pursuant to which the Company expects to incur aggregate restructuring charges of approximately $30 million to $35 million in the fourth quarter of fiscal 2009. The restructuring was implemented in response to the worsening global macro-economic conditions and uncertainty about IT spending during the 2009 calendar year. In connection with this restructuring, the Company announced a workforce reduction of approximately 540 employees, or approximately 6%, of the Company’s worldwide workforce. Of the aggregate restructuring charges noted above, the Company estimates that it will incur charges of approximately $25 million to $28 million related to termination and severance payments associated with the workforce restructuring, and an estimated additional $5 million to $7 million in lease termination charges and other costs related to the restructuring. Substantially all of the charges will result in future cash payments. The Company expects to complete these restructuring actions before December 31, 2009.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of Director
On February 9, 2009, Carol Bartz notified the Company that she intends to resign from the Company’s Board of Directors, including all committees, prior to the end of the Company’s fiscal year. The Company intends to amend its bylaws to reduce the number of positions on the Board of Directors from eleven (11) to ten (10) contemporaneously with the effective date of Ms. Bartz’s resignation.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
     NetApp, Inc.’s February 11, 2009 press release is hereby furnished as Exhibit 99.1 on this Current Report on Form 8-K in connection with the disclosures under Item 2.02 of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC. (Registrant)

February 11, 2009	By:	/s/ Andrew Kryder

Andrew Kryder
Secretary, General Counsel, and
Senior Vice President, Legal and Tax

Index to Exhibits

Exhibit	Description

99.1	Press release of NetApp, Inc. issued on February 11, 2009.